MEDIA CONTACT: Biogen Matt Fearer Ph: +1 781 464 3260 public.affairs@biogen.com	INVESTOR CONTACT: Biogen Ben Strain Ph: +1 781 464 2442 IR@biogen.com
Biogen Completes Separation of Global Hemophilia Business, Bioverativ

•	Bioverativ Common Stock to Be Traded on The NASDAQ Global Select Market –

Cambridge, Mass., February 1, 2017 – Biogen Inc. (NASDAQ: BIIB) today announced the completion on February 1, 2017 of the separation of its global hemophilia business. The new company, known as Bioverativ, is an independent, publicly traded global biotechnology company focused on hemophilia and other rare blood disorders. Bioverativ common stock will begin “regular way” trading on Thursday, February 2, 2017, under the symbol “BIVV” on the NASDAQ Global Select Market.

On December 20, 2016, Biogen announced that its board of directors approved the separation of Biogen and Bioverativ, and declared a special dividend distribution of one share of Bioverativ common stock for every two shares of Biogen common stock held as of the close of business on January 17, 2017, the record date for the distribution.
As previously announced, Biogen’s common stock trades on the NASDAQ Global Select Market in the “regular way” under the symbol "BIIB" and in the "ex-distribution" market under the symbol "BIIBV.” Biogen stockholders who have sold their shares of Biogen common stock in the regular way market after January 17, 2017, the record date for the distribution, and on or prior to February 1, 2017, will have sold their right to receive shares of Bioverativ common stock in the distribution. Shares of Biogen common stock in the "ex-distribution" market trade without the right to receive shares of Bioverativ common stock in the distribution.
Biogen was advised by Goldman, Sachs & Co. and Guggenheim Securities, LLC.

About Biogen
Through cutting-edge science and medicine, Biogen discovers, develops and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases. Founded in 1978, Biogen is a pioneer in biotechnology and today the Company has the leading portfolio of medicines to treat multiple sclerosis, has introduced the first and only approved treatment for spinal muscular atrophy, and is at the forefront of neurology research for conditions including Alzheimer’s disease, Parkinson’s disease and amyotrophic lateral sclerosis. Building on its heritage in biologics, Biogen also manufactures and commercializes high-quality biosimilars. For

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Safe Harbor
This press release contains forward-looking statements, including, without limitation, statements relating to the completion of the spin-off of Biogen’s hemophilia business, the implementation of the special dividend distribution of Bioverativ shares to Biogen stockholders, the anticipated trading on the NASDAQ Global Select Market of securities in Biogen and Bioverativ, the expected business operations for Biogen and Bioverativ following completion of the spin-off, and the potential of Biogen’s commercial business and pipeline programs. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, uncertainty of whether the anticipated benefits of the spin-off can be achieved; and risks and uncertainties associated with the development and commercialization of products and product candidates that may impact or alter anticipated business plans, strategies and objectives. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in Biogen’s most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. These statements are based on our current beliefs and expectations and speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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